EXHIBIT 3

                             BASSWOOD PARTNERS, L.P.
                                52 Forest Avenue
                            Paramus, New Jersey 07652







                                                 April 9, 1998


NSS Bancorp, Inc.
48 Wall Street
Norwalk, Connecticut  06852

     Attention:  Jeremiah T. Dorney, Secretary

Dear Mr. Dorney:

         Basswood Partners, L.P. ("Basswood Partners") is the beneficial holder of shares of common stock, par value $.01 per share of NSS Bancorp, Inc. (the "Company"). Basswood Partners, through Basswood Financial Partners, L.P., also a beneficial holder of shares of common stock of the Company and of which Basswood Partners is the general partner, may solicit the Company's shareholders for their proxies for either (1) the election of certain directors to the Board of Directors of the Company or (2) the adoption of the shareholder proposal submitted by Basswood Partners, or both, at the 1998 annual meeting of shareholders of the Company, including any adjournment(s) or postponement(s) thereof (the "Annual Meeting"). For the purpose of communicating with such shareholders for such purposes, Basswood Partners hereby demands, pursuant to Rule 14a-7 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to receive the following records and documents of the Company:

         (a) A complete record or list of the holders of the Company's outstanding shares of voting stock (the "Shares"), certified by the Company or its transfer agent(s) and registrar(s), including banks, brokers and similar entities, showing the names and addresses of each holder of the Company's Shares and the number of Shares registered in the name of each such holder, as of the close of business on March 27, 1998, the record date (the "Record Date") of the Annual Meeting.

         (b) A magnetic computer tape or diskette list of the holders of the Company's outstanding Shares as of the Record Date, showing the names, addresses and




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NSS Bancorp, Inc.                                                            -2-



     number of Shares held by each such holder, together with such computer processing data and instructions as are necessary for Basswood Partners to make use of such magnetic computer tape or diskette, and a separate printout of such magnetic computer tape or diskette for verification purposes if different from the list in (a).

         (c) All information in the Company's possession, or which can reasonably be obtained from nominees of any central certificate depository system, concerning the number and identity of the actual beneficial owners of Shares, including an alphabetical breakdown of any holdings in the respective names of Cede & Co., Kray & Co., Philadep or any other or similar nominees for the accounts of customers or otherwise.

         (d) A list or lists containing the name, address and number of Shares attributable to any participant in any Company employee stock ownership plan, stock ownership dividend reinvestment plan, or comparable plan of the Company in which voting decisions with respect to the Shares held by such plan are made, directly or indirectly, individually or collectively, by the participants in the plan, and a magnetic tape or diskette for such list with the same information as in (b) above.

         (e) All information in or which comes into the Company's possession or control, or which can reasonably be obtained from brokers, dealers, banks, clearing agencies or voting trustees relating to the names of the beneficial owners of Shares and a NOBO list and tape or diskette in descending order balance (such information is readily available to the Company under Rule 14b-1(b) of the Securities Exchange Act of 1934 from ADP Proxy Services) or such other format as may be currently in the possession of the Company.

         (f) A list of all holders of Shares owning 1,000 or more Shares arranged in descending order as of the Record Date in addition to the list referenced in (a) above.

         (g) To the extent not already demanded, any computer tape, diskette or other medium suitable for use by computer or word processor which contains any or




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NSS Bancorp, Inc.                                                            -3-



     all of the information encompassed by this demand, together with any program, software, manual or other instructions necessary for the practical use of such information.

         Basswood Partners further demands that modifications, additions or deletions to any and all information referred to in paragraphs (a) through (g) be immediately furnished to it as such modifications, additions or deletions become available to the Company or its agent or representatives through the date of the Annual Meeting.

         With respect to this request, Basswood Partners is aware of and will comply with its obligations under the provisions of paragraphs (d) and (e) of Rule 14a-7 under the Exchange Act.

         The foregoing demand is in addition to, not in substitution for, our prior request under Connecticut law and in no way affects our agreement with respect to that state-law request.

         A copy of the most recently filed amendment of the Schedule 13D of Basswood Partners, filed with the Securities and Exchange Commission on February 24, 1998 under the Exchange Act, is enclosed herewith in satisfaction of the requirement of 14a-7(c)(1) under the Exchange Act.

         Please advise counsel for Basswood Partners, Mitchell S. Eitel (telephone: (212) 558-4960) or Zsolt K. Bessko (telephone: (212) 558-3132) of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004, of your election pursuant to Rule 14a-7(b)(2) under the Exchange Act. Your attention is also specifically called to Rule 14a-7 under the Exchange Act with respect to the time by which you must respond to this request and the information you must provide.


                               *     *     *




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NSS Bancorp, Inc.                                                            -4-



         Please sign and date a copy of this letter and return it to the waiting messenger.


                                           Very truly yours,

                                           BASSWOOD PARTNERS, L.P.


                                           By:  BASSWOOD MANAGEMENT, INC.
                                                its General Partner


                                           By: /s/ Matthew Lindenbaum
                                              ---------------------------
                                               Matthew Lindenbaum
                                               President


Receipt Acknowledged:



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                                    AFFIDAVIT



STATE OF NEW JERSEY   )
                      )  ss.:
COUNTY OF BERGEN      )



         ON THIS 9th day of April, 1998, I, Matthew Lindenbaum, having been duly sworn according to law, do hereby depose and say:


    1. I am President of Basswood Management, Inc., the general partner of Basswood Partners, L.P. ("Holder"), and am duly authorized to make this affidavit.

    2. I have read the letter of April 9, 1998, addressed to NSS Bancorp (the "Company"), a Connecticut corporation, requesting the record of shareholders of the Company (the "Demand"). I have knowledge of the facts stated in the Demand, and they are true and correct to the best of my knowledge, information and belief.

    3. I am authorized to make the Demand on behalf of Holder, I have executed this Demand, and the Demand is my act and deed.

    4. Holder is currently the beneficial holder of 241,611 shares of Common Stock of the Company, par value $.01 per share.

    5. The information requested in the Demand is intended to be used for the purpose of communicating with shareholders of the Company to solicit their proxies for either (1) the election of certain directors to the Board of Directors of the Company or (2) the adoption of the shareholder proposal submitted by Holder, or both, at the 1998 annual meeting of shareholders of the Company, including any adjournment(s) thereof (the "Annual Meeting").

    6. Holder does not intend to and will not use the information requested in the Demand for any purpose other than to solicit shareholders of the Company with respect to the Annual Meeting or to





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          communicate with such shareholders with respect to the solicitation of such shareholders by management of the Company, and Holder will not disclose such information to any person other than employees or agents of the Holder to the extent necessary to effectuate such solicitation or communication by Holder.


                                            /s/ Matthew Lindenbaum
                                           ------------------------------------
                                           Matthew Lindenbaum
                                           President, Basswood Management, Inc.


         SWORN TO AND SUBSCRIBED before me this 9th day of April, 1998.




                                                /s/ Sandra Stefanik
                                               ------------------------------
                                               Notary Public

                                               My Commission Expires: 1/30/01
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